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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2004 relating to the financial statements and financial statement schedules of Graphic Packaging Corporation, which appears in Graphic Packaging Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/  PRICEWATERHOUSECOOPERS L.L.P.

Atlanta, GA
May 20, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS